Exhibit 99.1

FORM OF PROXY

Lamar Bancshares, Inc.
Special Meeting Of Stockholders
                    , 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LAMAR BANCSHARES, INC. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW.

The undersigned shareholder of Lamar Bancshares, Inc. (the “Company”) hereby appoints                      and                     , the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of the Company which the undersigned may be entitled to vote at the Special Meeting of Shareholders of the Company to be held on                     , 2004 at       p.m. (CDT), and any and all adjournments thereof, with all of the powers which the undersigned would possess if personally present, for the following purposes:

(Continued and to be signed on reverse side)

1. To approve an Agreement and Plan of Merger between the Company and MidSouth Bancorp, Inc. (“MSL”) pursuant to which the Company will merge into MSL and shareholders of the Company will receive aggregate consideration in MSL stock and cash of approximately $23,000,000 subject to adjustment as described in the accompanying proxy statement/prospectus.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. A proposal to adjourn the meeting to a later date or dates, if necessary, if there are insufficient votes at the time of the meeting to approve the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. In their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED FOR THE CHOICES SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE AGREEMENT AND PLAN OF MERGER, FOR ADJOURNMENT OF THE MEETING, AND IN THE DISCRETION OF MANAGEMENT AS TO ALL OTHER MATTERS.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement/Prospectus dated                     , 2004.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

SIGNATURE	SIGNATURE IF JOINTLY HELD	PRINTED NAME	DATED:

NOTE: Please sign exactly as name appears on the stock certificate(s). Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.